0.78.188 8.98.173 234.26.91 244.129.32 110.174.85 158.45.43 117.117.117 198.198.198 31 Illustrative ABL/FILO borrowing base calculation ABL/FILO WELL COVERED BY BOOK VALUE OF COLLATERAL Max ABL draw + FILO covered at 1.3x Book US $32mm A/R $2,040mm Inventory Canadian $4mm A/R $192mm Inventory $178mm Real Estate Total +$2.3B A/R and Inv. +$2.4B Collateral Inventory NOLVs are adjusted by Low (Jan-Aug) and High (Sep-Dec) season Category Low High TRU-US 75.0% 82.7% TRU-CAD 80.2% 86.8% BRU-US 80.3% 80.3% Seasonal NOLV ABL advanced at 90% Eligible Collateral Closing date borrowing base calculation (as of September 19, 2017 for the period ending August 26, 2017, $ in mm) FILO advanced on 10% Eligible Collateral and 75% FMV Canadian Real Estate; Pushdown reserve ensures FILO is always inside of 100% LTV to Borrowing Base Borrowing Base W/C Component US Canada Total Eligible A/R 32$ 4$ 36$ Book Value of Inventory 2,040 192 2,231 Less: Total Ineligibles (57) (4) (60) Eligible inventory 1,983 188 2,171 x Average NOLV 82.4% 86.8% 82.7% NOLV Inventory 1,633 163 1,796 Eligible Collateral (A/R + NOLV Inv.) 1,665$ 167$ 1,832$ ABL US Canada Total Eligible Collateral 1,665 167 1,832 x ABL Advance Rate 90% 90% 90% ABL Availability 1,498 150 1,649 Less: Availability Reserves (144) (8) (152) Carve-out / D&O reserve (35) (34) (69) FILO Term Loan Pushdown Reserve (14) (1) (14) Total Reserves (192) (42) (235) ABL Borrowing Base 1,306$ 108$ 1,414$ FILO US Canada Total Eligible Collateral 1,665 167 1,832 x FILO Advance Rate 10% 10% 10% FILO AR + NOLV 166 17 183 FMV Cana ian Real Estate, net of reserves - 170 170 x R l Estate Advance Rate - 75% 75% Total available FILO collateral - 127 127 Plus: Required Availability 70 55 125 FILO Availability 236$ 199$ 436$ FILO Outstanding 250$ 200$ 450$ Inc. Excess Avail. / (Pushdown Reserve) (14)$ (1)$ (14)$ Note: Amounts may not recalculate due to rounding.